JENSEN INVESTMENT MANAGEMENT, INC.

AND

THE JENSEN PORTFOLIO, INC. (dba THE JENSEN QUALITY GROWTH FUND)
CODE OF ETHICS
AND
STATEMENT OF POLICIES

AS AMENDED JANUARY 12, 2005, NOVEMBER 1, 2007, MAY 1, 2009,
 JULY 1, 2011 AND JUNE 15, 2015

The Federal Securities Laws and various rules adopted by the Securities and Exchange Commission (“SEC”) require investment companies and investment advisers to adopt a written code of ethics designed to deal with confidentiality, insider trading and the conflicts of interest that might arise with regard to the management of Jensen Investment Management’s (“Jensen”) business  and management of The Jensen Portfolio, Inc. dba the Jensen Quality Growth Fund (“the Jensen Quality Growth Fund” and “Fund”).   Accordingly, The Jensen Quality Growth Fund and Jensen Investment Management, Inc. have adopted this Code of Ethics and Statement of Policies (the “Code”), and such adoption has been approved by the Board of Directors of the Jensen Quality Growth Fund and Jensen’s Board of Directors.

To the extent that the Code imposes obligations on the Jensen Quality Growth Fund, Jensen, and their respective directors, officers, and/or employees in addition to those required by Rule 17j-1 under the Investment Company Act of 1940 (“1940 Act”) and Rule 204A-1 under the Investment Advisers Act of 1940, it does so as a matter of striving to promote best practices.  In doing so, the directors of the Jensen Quality Growth Fund and Jensen recognize that a failure to comply with any sections of the Code that are not required by any rules or regulations should not be construed as a violation of Rule 17j-1 or Rule 204A-1.

I.	Provisions of the Code of Ethics Applicable to Jensen Investment Management and the Jensen Quality Growth Fund

A.Statement of General Principles

The success of the Jensen Quality Growth Fund and Jensen depends upon their individual and collective reputation(s) for excellence and integrity in the investment marketplace.  Therefore, all directors, officers and employees of the Jensen Quality Growth Fund and Jensen must act in accordance with the highest ethical standards of loyalty, candor and care in all matters relating to the Jensen Quality Growth Fund and its shareholders.  Similarly, with respect to its other advisory Clients Jensen’s directors, officers and employees must also act with the highest ethical standards of loyalty, candor and care in all matters. Notwithstanding any provision to the contrary in the Code, no provision of the Code shall impose or be deemed to impose any fiduciary duties on a director of the Jensen Quality Growth Fund with respect to any Jensen Client other than the Jensen Quality Growth Fund and its shareholders.

A relationship of trust and confidence exists between Jensen and its Clients  and between the directors and officers of the Jensen Quality Growth Fund and its shareholders.  As a result, the interests of Jensen’s Clients and the Jensen Quality Growth Fund shareholders must always come first.  This means that all actions by (i) directors, officers and employees of Jensen that are detrimental, or potentially detrimental, to Jensen’s Clients or shareholders of the Jensen Quality Growth Fund or (ii) directors, officers or employees of the Jensen Quality Growth Fund that are detrimental or potentially detrimental to the shareholders of the Jensen Quality Growth Fund, must be avoided. In order to fulfill their fiduciary duties, all directors, officers and employees of Jensen must conduct all activities, including, but not limited to their personal securities transactions, in a manner that does not operate adversely to the interests of Clients or shareholders of the Jensen Quality Growth Fund, and must otherwise avoid serving their own personal interests ahead of such Clients and shareholders. Likewise, all directors, officers and employees of Jensen Quality Growth Fund must conduct all activities, including, but not limited to their personal securities transactions, in a manner that does not operate adversely to the interests of shareholders of the Jensen Quality Growth Fund, and must otherwise avoid serving their own personal interests ahead of such shareholders.  Further, directors, officers and employees of both Jensen and the Jensen Quality Growth Fund may not do indirectly what they cannot do directly (i.e. through a third party, etc.).

All directors, officers and employees of the Jensen Quality Growth Fund and Jensen are required to comply with the Federal Securities Laws.  To help individuals comply with their fiduciary duties and other standards imposed by Federal Securities Laws, the Jensen Quality Growth Fund and Jensen have adopted this Code.  All directors, officers and employees of the Jensen Quality Growth Fund and Jensen must avoid any activity that, directly or indirectly:

•	Defrauds or deceives a Client and/or Jensen Quality Growth Fund shareholder in any manner;
•	Misleads a Client and/or Jensen Quality Growth Fund shareholder, including by making any statement that omits material facts;
•	Functions as a manipulative practice with respect to a Client and/or Jensen Quality Growth Fund shareholder in any manner, including with respect to any securities.

The Code includes specific provisions with which all directors, officers and employees of the Jensen Quality Growth Fund and Jensen must comply unless otherwise exempted.  All directors, officers and employees of the Jensen Quality Growth Fund and Jensen are expected to abide by the spirit of the Code and the principles articulated herein.  Upon assuming their position with the Jensen Quality Growth Fund or Jensen, each director, officer or employee is required to acknowledge in writing that they have read and understand the Code and that they recognize they are subject to the Code and will comply with its requirements.

This Code establishes policies and procedures that govern certain types of personal securities transactions by directors, officers and employees of the Jensen Quality Growth Fund and Jensen.  In addition, the Code establishes policies and procedures applicable to directors, officers and employees of the Jensen Quality Growth Fund and Jensen that have been designed to detect and prevent the misuse of material, nonpublic information in securities transactions and to provide guidance in other legal, regulatory and ethical matters.

In following the principles of this Code of Ethics, directors, officers and employees of the Jensen Quality Growth Fund and Jensen should consider the following:

•	Are my actions legal and ethical?
•	Are my actions honest in every respect?
•	Would I be proud to read about my action in the newspaper?
•	Can I defend my action with a clear conscience?
•	Are the interests of Jensen, its Clients, the Jensen Quality Growth Fund and its shareholders placed above my personal interests?

Conflicts of Interest

The Code of Ethics is based on the following principles:

•	Each director, officer and employee of Jensen has a duty to place the interests of Jensen’s Clients, including shareholders of the Jensen Quality Growth Fund ahead of their own interests;

•	Each director, officer and employee of the Jensen Quality Growth Fund has a duty to place the interests of the Jensen Quality Growth Fund shareholders ahead of their own interests;

•	Each director, officer and employee of Jensen must conduct his or her personal securities transactions consistent with the Code in such a manner so as:

o	To avoid any actual or potential conflict of interest;
o	Not to abuse his or her position of trust and responsibility; and
o	Not to interfere with the management of Clients’ portfolios or the Jensen Quality Growth Fund.

•	Each director, officer and employee of the Jensen Quality Growth Fund must conduct his or her personal securities transactions consistent with the Code in such a manner so as:

o	To avoid any actual or potential conflict of interest;

o	Not to abuse his or her position of trust and responsibility; and
o	Not to interfere with the management of the Jensen Quality Growth Fund.

•	Each director, officer and employee of Jensen or the Jensen Quality Growth Fund may not take inappropriate advantage of his or her position.

Directors, officers and employees of Jensen and the Jensen Quality Growth Fund must adhere to general fiduciary principles and comply with the specific provisions of this Code.  Technical compliance with the terms of this Code does not insulate a director, officer or employee of Jensen or the Jensen Quality Growth Fund from scrutiny in instances where their personal securities transactions show a pattern of abuse or a failure to adhere to general fiduciary principles.

Conflicts of interest may change at any time given the dynamic environment in which Jensen and the Jensen Quality Growth Fund conduct business.  Conflicts exist where there is a possibility that decisions by a director, officer or employee of Jensen or the Jensen Quality Growth Fund will be affected because of actual or potential differences among the interests of Jensen, its employees, its Clients, the shareholders of the Jensen Quality Growth Fund or a Fund director’s personal interests.  Regardless of the motivations of the Jensen director, officer or employee, a particular activity or situation may be found to involve a conflict of interest or lead to a conflict of interest even without any financial impact to Jensen, its Clients, or shareholders of the Jensen Quality Growth Fund or any personal gain to the director, officer or employee of Jensen.  Likewise, a particular activity or situation involving a director or officer of the Jensen Quality Growth Fund may be found to involve a conflict of interest or lead to a conflict of interest without any financial impact to the Jensen Quality Growth Fund or its shareholders or any personal gain to the director, officer or employee of the Jensen Quality Growth Fund.

The receipt of investment opportunities, perks, or gifts from persons doing or seeking business with Jensen or the Jensen Quality Growth Fund could call into question the exercise of independent judgment of a director, officer or employee of Jensen or the Jensen Quality Growth Fund. For example, vendors should not be chosen based on opportunities, perks and/or gifts.

Officers, directors and employees of Jensen or the Jensen Quality Growth Fund should avoid other activities that create an actual or apparent conflict of interest.  Each such director, officer, or employee must promptly report any situation or transaction involving a known or potential conflict of interest to Jensen’s Chief Compliance Officer and/or the Chief Compliance Officer of the Jensen Quality Growth Fund, as appropriate. The Chief Compliance Officer(s) will determine whether a conflict of interest exists, whether there is any resulting action to be taken, and will discuss with the relevant Boards of Directors as deemed necessary.

B.Definitions

Access Person

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Adviser: An “Access Person” of Jensen shall mean any officer, director or employee of Jensen and any resident relatives of such persons (including the spouse or domestic partner, minor children, and adults living in the same household as the employee). “Employees" of Jensen may include interns, temporary and/or contract employees if such individuals are deemed so by the Chief Compliance Officer. Jensen officers, directors or employees who are also officers, directors or employees of the Jensen Quality Growth Fund (i.e. not independent directors) shall be subject to the portion of the Code of Ethics applicable to Jensen Investment Management. All references to Jensen “employees” shall have the same meaning as “Access Person”.

•	Fund: An "Access Person" of the Jensen Quality Growth Fund shall mean any officer, director or employee of the Fund, including each of its Independent Directors.

Automatic Investment Plan -   The term "Automatic Investment Plan" shall mean a program in which regular periodic purchases (or withdrawals) are made automatically in (or from) investment accounts in accordance with a predetermined schedule and allocation.  An Automatic Investment Plan includes a dividend reinvestment plan and periodic purchases made in investment accounts via payroll contributions into a 401K plan or other profit sharing plan, including that of Jensen Investment Management, and via any annual profit sharing contributions made by Jensen to the company’s plan.

Beneficial Ownership - A person is normally regarded as the beneficial owner of Securities held in their own name or the name of his or her spouse, minor children and relatives resident in the person’s home, as well as accounts of another person or entity if by reason of any contract, understanding, relationship, agreement or other arrangement the person obtains therefrom benefits substantially equivalent to those of ownership.  See Appendix A attached hereto for further explanation of the definition of Beneficial Ownership.

Chief Compliance Officer -  As used in this Code, and unless stated otherwise, the term “Chief Compliance Officer” shall mean the officer of Jensen who is specifically designated by Jensen’s Board of Directors to perform the functions of the Chief Compliance Officer pursuant to this Code.

Client or Client Account -  As used in this Code, the terms “Client Account” or “Client” means any investment advisory client of Jensen (including the Jensen Quality Growth Fund and the Jensen Quality Value Fund (for whom Jensen provides investment advisory services)). Additionally, a Client or Client Account includes any relationship where Jensen acts as a sub-adviser.

Control -  The term “Control” shall have the same meaning as that set forth in Section 2(a)(9) of the Investment Company Act of 1940, meaning the power to exercise a controlling influence over the management or policies of a company, unless such power is solely the result of an official position with such company.

Federal Securities Laws -  As used in this Code, the term "Federal Securities Laws" means the Securities Act of 1933, the Securities Exchange Act of 1934, the Sarbanes-Oxley Act of 2002, the Investment Company Act of 1940, the Investment Advisers Act of 1940, Title V of the Gramm-Leach-Bliley Act, any rules adopted by the Commission under any of these statutes, the Bank Secrecy Act as it applies to funds and investment advisers, any rules adopted thereunder by the Commission or the Department of the Treasury, and any other such rules enacted that apply to investment advisers and/or investment companies.

Independent Director -  As used in this Code, the term “Independent Director” shall mean a director of the Jensen Quality Growth Fund who is not an “interested person” of the Jensen Quality Growth Fund within the meaning of Section 2(a)(19) of the Investment Company Act.

Initial Public Offering - The term “Initial Public Offering” shall mean an offering of securities registered under the Securities Act of 1933, the issuer of which, immediately before the registration, was not subject to the reporting requirements of Sections 13 or 15(d) of the Securities Exchange Act of 1934.

Investment Personnel - The term “Investment Personnel” shall mean (a) any Jensen employee who, in connection with his or her regular functions or duties, makes or participates in making recommendations regarding the purchase or sale of Securities by the Jensen Quality Growth Fund and/or a Client Account;  or (b) any natural person who controls the Jensen Quality Growth Fund or Jensen and who obtains information concerning recommendations made to the Jensen Quality Growth Fund or a Client Account regarding the purchase or sale of Securities by the Jensen Quality Growth Fund or a Client Account.  Members of Jensen’s Investment Committee are considered “Investment Personnel”.

Limited Offering - The term “Limited Offering” shall mean an offering that is exempt from registration under the Securities Act of 1933 pursuant to Section 4(2) or Section 4(6) or pursuant to Rule 504, Rule 505, or Rule 506 thereunder.

Non-management Board Member.  As used in this Code, the term “Non-management Board Member” shall mean a director of the Jensen Quality Growth Fund who is not an Independent Director of Jensen Quality Growth Fund, but is also not a director, officer or employee of Jensen.

Purchase or Sale of a Security - As used in this Code, “Purchase or Sale of a Security” shall include, among other things, the purchase or writing of an option to purchase or sell a Security, or the purchase or sale of any derivative Security whose value is derived from a Security, such as a Security convertible into or exchangeable for another Security.

Security -  As used in this Code, the term “Security” shall have the same meaning  as set forth in Section 2(a)(36) of the Investment Company Act, except that it shall  not include securities that are direct obligations of the Government of the United  States, bankers’ acceptances, bank certificates of deposit, commercial paper, high quality short-term debt instruments (including repurchase agreements), and shares  of registered open-end investment companies (with the exception of  shares of the Jensen Quality Growth Fund, Jensen Quality Value Fund or any other registered open-end investment company (“mutual fund”)  managed by Jensen which are included within the definition of “Security” and therefore are subject to certain of the personal trading rules discussed in herein).

Security Held or to be Acquired - Any Security which, within the most recent 15 days (a) is or has been held by the Fund or a Client Account; or (b) is being or has been considered by Jensen for purchase by the Jensen Quality Growth Fund or a Client Account.

Trading List -   The list of Securities that are currently held in the Jensen Quality Growth Fund and/or under consideration as candidates for purchase in the Jensen Quality Growth Fund. Consequently, the Trading List includes all Securities that fall within the definitions of “Security Held or to be Acquired” by the Fund. The list is maintained by Jensen’s Investment Committee.

Any questions regarding these definitions should be addressed to the Chief Compliance Officer of Jensen Investment Management, Inc. and/or the Jensen Quality Growth Fund.

C. Confidentiality of Fund and Client Transactions and Information

Information relating to the Jensen Quality Growth Fund or a Jensen Client Account (including portfolio holdings and research activities of the Jensen Quality Growth Fund and Jensen) is confidential.  Whenever statistical information or research is supplied to or requested by the Jensen Quality Growth Fund or Jensen, such information shall not be disclosed to any persons other than authorized persons.  Consideration of a particular purchase or sale for the Jensen Quality Growth Fund or a Client Account shall not be disclosed except to authorized persons. Portfolio holdings information for the Jensen Quality Growth Fund and the Jensen Quality Value Fund should be disclosed only in compliance with the Portfolio Holdings Disclosure Policy, a summary of which is found in the Prospectuses and Statements of Additional Information for the respective mutual funds. Questions regarding this policy should be directed to the Chief Compliance Officer(s).

All brokerage orders for the purchase and sale of securities for the Jensen Quality Growth Fund and/or a Jensen Client Account will be executed in a manner that the nature of the transactions shall be kept confidential and disclosed to a 3rd party only on a need-to-know basis, in the course of managing the Jensen Quality Growth Fund or a Jensen Client Account, or until the information is publicly released in the normal course of business as permitted.

If any director, officer or employee of Jensen or of the Jensen Quality Growth Fund obtains non-public information concerning the Jensen Quality Growth Fund or a Jensen Client Account, such person shall respect the confidential nature of the information and shall not divulge it unless specifically authorized to do so by an officer of the Jensen Quality Growth Fund or of Jensen Investment Management, Inc.

Information related to Jensen’s business shall be kept confidential.

D. Policy Prohibiting Insider Trading

The term “insider trading” is generally used to refer to (i) a person’s use of material, nonpublic information in connection with transactions in securities, and (ii) certain communications of material, nonpublic information.

The Jensen Quality Growth Fund and Jensen require each of their directors, officers and employees to obey the law and not trade on the basis of material, nonpublic information.  In addition, the Jensen Quality Growth Fund and Jensen discourage their directors, officers and employees from seeking or knowingly obtaining material nonpublic information about publicly traded companies.

The laws concerning insider trading generally prohibit:

•	The purchase or sale of securities by an insider, on the basis of material, nonpublic information;
•
The purchase or sale of securities by a non-insider, on the basis of material, nonpublic information where the information was disclosed to the non-insider in violation of an insider’s duty to keep the information confidential or was misappropriated; or

•	The communication of material, nonpublic information in violation of a confidentiality obligation where the information leads to a purchase or sale of securities.

Who is an Insider?  The concept of “insider” is broad.  It includes the officers, directors, employees and majority shareholders of a company.  In addition, a person can be considered a “temporary insider” of a company if he or she enters into a confidential relationship in the conduct of the company’s affairs and, as a result, is given access to company information that is intended to be used solely for company purposes.  Jensen’s Business Analysts (“Analyst”) are usually not considered insiders of the companies that they follow, although if an Analyst is given confidential information by a company’s representative in a manner in which the Analyst knows or should know that the disclosure of information is a breach of that representative’s duties to the company, the Analyst may become a temporary insider.

What is Material Information?  Trading on inside information is not a basis for liability unless the information is “material”.  “Material” information is generally defined as information that a reasonable investor would likely consider important in making his or her investment decision or information that is reasonably certain to have a substantial effect on the price of a company’s securities.  Information that should be considered material includes, but is not limited to: dividend changes; earnings estimates; changes in previously released earnings estimates; significant merger or acquisition proposals or agreements; major litigation; liquidity problems; extraordinary management developments; and analysts' reports on a company’s prospects.

What is Nonpublic Information? Information is nonpublic unless it has been effectively communicated to the market place.  For information to be considered public, one must be able to point to some fact to show that the information has been generally disseminated to the public.  For example, information found in a report filed with the SEC, or appearing in a publication of general circulation or on the website of a media organization such as Dow Jones, Reuters Economic Services, The Wall Street Journal, etc. is considered public.  Market rumors, unless they are sufficiently widespread and specific in nature, are generally not considered public information.  If you have any doubts about whether you are in possession of material nonpublic information, consult with the Chief Compliance Officer(s).

Penalties for Insider Trading.  Penalties for trading on or communicating material, nonpublic information are severe, both for the individuals involved in the unlawful conduct and for their employers.  A person can be subject to some or all of the penalties set forth below even if he or she does not personally benefit from the violation.  Penalties include: administrative penalties; civil injunctions; disgorgement of profits; substantial fines; prison sentences; and serious disciplinary measures, including termination of employment.

Serving as a Director.  Because officers and directors of a publicly traded company have special information about that company, the Board of Directors of the Jensen Quality Growth Fund and Jensen require approval before any of its directors, officers or employees may agree to serve as a director or officer of a publicly traded company other than the Jensen Quality Growth Fund.  If such approval is granted, the Board of Directors of the Jensen Quality Growth Fund and/or Jensen, as applicable, will work with the Jensen Quality Growth Fund’s and/or Jensen’s Chief Compliance Officer to design appropriate procedures to mitigate any conflicts of interests and any potential insider trading issue depending upon the requirements of the individual situation for each such director, officer or employee.

II.Portion of Code of Ethics Applicable to Jensen Investment Management, Inc.1

Conflicts of interest with Clients and shareholders of the Jensen Quality Growth Fund and Jensen Quality Value Fund are inherent due to the nature of Jensen’s business.  This Code of Ethics addresses the following conflicts in order to protect Clients’ interests and meet fiduciary obligations:

____________________
1 This section of the Code shall also apply to Jensen employees who are also directors, officers or employees of the Jensen Quality Growth Fund. All references to “employees” include resident relatives as discussed in the definition of “Access Persons” above.

•	Gifts and Entertainment
•	Outside Business Activities
•	Personal Securities Transactions

A.   Gifts and Entertainment Policies

Gifts - Directors, officers and employees may be offered or may receive gifts or promotional items from Clients, brokers, vendors, or other persons that potentially conduct business with Jensen and/or the Jensen Quality Growth Fund.  Gifts include any entertainment (including meals, golf outings, theater, concerts, sporting events, charitable events, conferences, seminars, presentations, and other events of a comparable nature) where a representative of the Client/vendor is not present throughout the event or meal.  Directors, officers and employees are prohibited from accepting any gifts or promotional items from outside parties if the value exceeds $100 per year per party.  Any such gifts or promotional items greater than $100 must be returned or declined except when approved in advance by the Chief Compliance Officer or, with the Chief Compliance Officer’s approval, such gifts may be donated to an appropriate charitable organization. However, under no circumstances may directors, officers and employees accept cash, loans, securities, travel, lodging, or anything illegal regardless of the monetary value. Gift cards redeemable for cash (e.g. American Express Gift Checks) are considered cash. This section does not apply to promotional items (e.g., pens, mugs, caps, T-shirts, food, etc.) which are consistent with customary business practices in the industry.

All gifts to be given must be pre-cleared by the Compliance Department. All gifts received shall be promptly reported to the Compliance Department. Jensen’s Compliance Department will maintain a gift log.

Entertainment - Directors, officers and employees may accept, in the normal course of business, entertainment from an entity that engages in, or is attempting to engage in, business with Jensen and/or the Jensen Quality Growth Fund, so long as it is not so excessive, extravagant, or frequent to raise any questions of impropriety. Such entertainment must be given in a manner that is consistent with the basic principles of this Code of Ethics. Entertainment (which may include meals, golf outings, theater, concerts, sporting events, charitable events, and other events of a comparable nature) must include a representative of the Client/vendor throughout the event or it will be considered a gift and will be subject to the requirements set forth above.

B.    Outside Business Activities, Employment and/or Directorship

No director, officer or employee may be employed by, accept remuneration from, or perform any services for, any person or entity (e.g. public company, private company, non-profit organization or other), including serving as a director, trustee or general partner of a partnership, other than Jensen, except with written authorization from the Chief Compliance Officer.  In no event may a director, officer or employee have any outside employment that might jeopardize Jensen’s interests, interfere with its operations, or adversely affect the director’s, officer’s or employee’s productivity or that of any other director, officer or employee.

No director, officer or employee may voluntarily serve as an officer, trustee, or director of any entity (public company, private company, non-profit organization or other) without the Chief Compliance Officer’s written authorization.  The pre-approval is required regardless of whether the director’s, officer’s or employee’s role involves the exercise of investment discretion and/or other activities that are similar to Jensen’s business (e.g. acting in an advisory capacity for another entity). Such authorization may be granted in instances where Jensen determines that such service will not interfere with its Clients’ interests.  If approval to serve as a director of a public company is granted, the director, officer or employee has an affirmative duty to recuse himself or herself from participating in deliberations regarding possible investments in the securities issued by the public company on whose board the director, officer or employee sits. The foregoing shall not apply to a director’s, officer’s or employee’s position/services as officer or director of the Jensen Quality Growth Fund.

C.    Personal Trading Rules and Reporting

1. Prohibited Activities, Prohibited Purchases and Sales, Pre-clearance Requirements

Pre-clearance Requirements - Unless otherwise exempted herein, all personal securities transactions, including investments in Initial Public Offerings (“IPOs”), Limited Offerings (“Private Placements”) or gifting or donating of shares, must be pre-cleared by the Compliance Department. This includes any volitional purchase or sale of shares of the Jensen Quality Growth Fund or Jensen Quality Value Fund in Jensen’s Profit Sharing 401(k) Plan or in any other similar plan (i.e. through a voluntary contribution to such a plan or other voluntary order for the purchase or sale of shares). Pre-clearance is not needed for automatic regular monthly contributions to the plan(s) or purchases or sales resulting from the reallocation of participant account balances between the plan sponsor’s predetermined investment models.

The Chief Compliance Officer’s trades must be approved by the President or another member of the Compliance Department.

Blackout Period - Unless otherwise exempted herein, no director, officer or employee shall knowingly purchase or sell, directly or indirectly, any Security (excluding shares of the Jensen Quality Growth Fund and/or the Jensen Quality Value Fund) within 7 business days after the Security has been purchased or sold by the Jensen Quality Growth Fund or a Jensen Client Account. Additionally, a director, officer or employee may not knowingly purchase or sell a Security if there is a pending trade order to purchase or sell the Security for the Jensen Quality Growth Fund or a Client Account. No director, officer or employee shall knowingly (i) sell any Security held by the Jensen Quality Growth Fund for which the entire position is being considered for sale by the Jensen Quality Growth Fund within the next 7 days, or (ii) purchase any Security not currently held by the Jensen Quality Growth Fund that is being considered for purchase by the Jensen Quality Growth Fund within the next 7 days.

EXCEPTION – The Blackout Period is not applicable to any purchase or sale, or series of purchases or sales, occurring within a 7 calendar day period, of Securities where (1) the aggregate amount of the trade(s) is less than $25,000 (excluding commissions);  AND (2) the Security is of a company with a market capitalization exceeding $5 billion. This exception does not apply to purchases of Securities in IPOs or private placements.

With respect to fixed income Securities, the Blackout Period is not applicable to any purchase or sale, or series of purchases or sales of fixed income Securities where the aggregate amount of the trade(s) is less than $50,000 (excluding transaction costs).

Ban on Short-Term Trading for Profit - No director, officer or employee may profit from the purchase and sale, or sale and purchase, of the same (or equivalent (e.g. options, preferred stock, etc.)) Security within 60 calendar days (excluding shares of the Jensen Quality Growth Fund or the Jensen Quality Value Fund).  In addition, no director, officer or employee may profit from the purchase and sale of shares of the Jensen Quality Growth Fund or the Jensen Quality Value Fund within 90 calendar days.   The 90-day holding period does not apply to written systematic purchase or sale plans such as an Automatic Investment Program or a systematic withdrawal program or transactions in shares of the Jensen Quality Growth Fund or Jensen Quality Value Fund resulting from purchases or sales resulting from the reallocation of participant account balances between the plan sponsor’s predetermined investment models in Jensen’s Profit Sharing 401(k) Plan or in any other similar plan. However, any volitional purchase or sale of shares of the Jensen Quality Growth Fund or Jensen Quality Value Fund in Jensen’s Profit Sharing 401(k) Plan or in any other similar plan (i.e. through a voluntary contribution to such a plan or other voluntary order for the purchase or sale of shares) is subject to the short-term trading prohibition. In addition, this prohibition does not apply to any sale of Securities made in order to fund a significant life event, such as purchasing a home or automobile or paying medical or education expenses. Any exceptions granted due to a significant life event must be preapproved by Jensen’s Chief Compliance Officer.

Ban on Short Sales -   No director, officer or employee may sell short any Security that is held by the Jensen Quality Growth Fund or a Jensen Client Account (including the Jensen Quality Value Fund) or any Security that is on the Trading List.

Exempt Purchases and Sales.

The prohibitions on purchases and sales set forth above shall not apply to:

•
Purchases or sales effected in any account over which the individual has no direct or indirect influence or control (i.e. no discretion), including those instances where a director’s, officer’s or employee’s account is managed by Jensen Investment Management;

•
Purchases or sales of securities that are direct obligations of the Government of the United States; U.S. Government agency securities; bankers’ acceptances; bank certificates of deposit; commercial paper; high-quality short-term debt instruments (including repurchase agreements); and shares of registered open-end investment companies (with the exception of the Jensen Quality Growth Fund or Jensen Quality Value Fund).

•
Non-volitional purchases or sales such as Securities acquired as the result of a spin-off of an entity from a company owned in their account, the involuntary sale of Securities in their account due to a merger; automatic dividend reinvestments, class action settlements, etc.

•	Purchases made pursuant to an Automatic Investment Plan.

Disclosure of Potential Personal Trading Conflicts - All directors, officers and employees are prohibited from inducing or causing the Jensen Quality Growth Fund, the Jensen Quality Value Fund or any Jensen Client Account to take action, or fail to take action, for personal benefit, rather than to benefit the Jensen Quality Growth Fund, the Jensen Quality Value Fund or any Jensen Client Account(s). Investment Personnel would violate this Code by (a) causing the Fund or Client Account to purchase a Security owned by the Investment Personnel for the purposes of supporting or increasing the price of the Security; or (b) causing the Fund or a Client Account to refrain from selling or purchasing a Security in an attempt to protect a personal investment or allow them to make or sell a personal investment in that Security.

In order for Jensen’s Investment Committee to monitor for any potential material conflicts of interest, Jensen’s Compliance Department shall provide the Investment Committee quarterly reports that disclose individual Investment Committee member’s investments in those securities on the Trading List.

Insider Trading - Jensen directors, officers and employees shall promptly report to the Chief Compliance Officer any information that is or is believed to be material, non-public information.

2.    Reporting

Every director, officer and employee must submit the following reports to Jensen’s Compliance Department:

Disclosure of Accounts.  Information for any brokerage or other accounts of the director, officer or employee (including those held by their spouse, domestic partner, minor children, resident parent, etc.) in which Securities (including shares of the Jensen Quality Growth Fund or Jensen Quality Value Fund) are held or could be traded.

Initial Holdings Reports.  No later than 10 days after the person becomes a director, officer or employee (which information must be current as of a date no more than 45 days prior to the date the person becomes a director, officer or employee) a report with the following information:

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The title, number of shares and principal amount of each Security (including shares of the Jensen Quality Growth Fund or the Jensen Quality Value Fund) in which the director, officer or employee had any direct or indirect Beneficial Ownership as of the date the person became a director, officer or employee. A report must be submitted for any securities held by the director’s, officer’s or employee’s spouse, domestic partner, minor children, resident parent, etc.). Ownership of any non-Jensen mutual funds do not need to be reported;

•
The name of any broker, dealer or bank with whom the director, officer or employee maintains an account in which any Securities (including shares of the Jensen Quality Growth Fund or the Jensen Quality Value Fund)  were held or could be held for the direct or indirect benefit of the director, officer or employee  as of the date the person became a director, officer or employee; and

•	The date that the report is submitted by the director, officer or employee.

Quarterly Transaction Reports.  No later than 30 days after the end of a calendar quarter, a report with the following information:

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With respect to any transaction during the quarter in a Security (including shares of the Jensen Quality Growth Fund or the Jensen Quality Value Fund)  in which the director, officer or employee had any direct or indirect beneficial ownership:

o
The date of the transaction, the title, and as applicable, the exchange ticker symbol or CUSIP, the interest rate and maturity date (if applicable), the number of shares and the principal amount of each Security involved;

o	The nature of the transaction (i.e., purchase, sale, or any other type of acquisition or disposition (e.g. gifting));
o	The price of the Security at which the transaction was effected;
o	The name of the broker, dealer or bank with or through which the transaction was effected; and
o	The date that the report is submitted by the director, officer or employee.
•
With respect to any account established by the director, officer or employee in which any Securities (including shares of the Jensen Quality Growth Fund or Jensen Quality Value Fund)  were held or could be held during the quarter for the direct or indirect benefit of the director, officer or employee:

o	The name of the broker, dealer or bank with whom the director, officer or employee established the account;
o	The date the account was established; and
o	The date that the report is submitted by the director, officer or employee.

Exceptions from Reporting Requirements

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A director, officer or employee need not make a Quarterly Transaction Report with respect to transactions effected for, and Securities held in, any account over which the person has no direct or indirect influence or control.

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A director, officer or employee need not make a Quarterly Transaction Report with respect to transactions effected pursuant to an automatic dividend reinvestment plan or company sponsored stock purchase plan.

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A director, officer or employee need not make a Quarterly Transaction Report with respect to transactions effected pursuant to an Automatic Investment Plan. However, any volitional purchase or sale of shares of the Jensen Quality Growth Fund or Jensen Quality Value Fund in Jensen’s Profit Sharing 401(k) Plan or in any other similar plan (i.e. through a voluntary contribution to such a plan or other voluntary order for the purchase or sale of shares) is subject to the reporting requirement.

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If a director, officer or employee is out of the office for an extended period of time (e.g. business, illness, vacation, etc.), the director, officer or employee need not submit a report within 30 days of quarter-end so long as the Compliance Department has received the following information for all transactions made during the quarter:

•	The date of the transaction, the title, the interest rate and maturity date (if applicable), the number of shares and the principal amount of each Security involved;
•	The nature of the transaction (i.e., purchase, sale, or any other type of acquisition or disposition);
•	The price of the Security at which the transaction was effected;
•	The name of the broker, dealer or bank with or through which the transaction was effected

A director, officer or employee must submit a quarterly transaction report as soon as practicable after returning to the office. Additionally, it is the director’s, officer’s or employee’s responsibility to make certain that the Compliance Department has received all relevant information regarding quarterly transactions, as set forth above.

Failure to submit a report as set forth above in the preceding paragraphs will be deemed a violation of this Code.

Annual Holdings Reports. By January 30th each year, each director, officer and employee shall submit a report with the following information (which information must be current as of a date no more than 45 days before the report is submitted):

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The title and type of security, and as applicable the exchange ticker symbol or CUSIP number, number of shares and principal amount of each Security (including shares of the Jensen Quality Growth Fund or the Jensen Quality Value Fund ) in which the director, officer or employee had any direct or indirect Beneficial Ownership. Holdings must be reported regardless of whether the Securities are held in a brokerage account or managed by someone other than the director, officer or employee or other resident relative. Holdings in Dividend Reinvestment Plans, physical stock certificates, etc. must also be reported;

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The name of any broker, dealer or bank with whom the director, officer or employee maintains an account in which any Securities (including shares of the Jensen Quality Growth Fund or the Jensen Quality Value Fund ) are held or could be held (i.e. the account isn’t funded) for the direct or indirect benefit of the director, officer or employee; and

•	The date that the report is submitted by the director, officer or employee.

Annual Certification of Compliance with Code of Ethics. Every director, officer or employee shall certify annually (on a date each year determined by the Chief Compliance Officer) that:
•	they have read and understand this Code of Ethics and recognize that they are subject thereto;
•	they have complied with the requirements of this Code of Ethics; and
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they have reported all personal Securities (including shares of the Jensen Quality Growth Fund or Jensen Quality Value Fund) transactions required to be reported pursuant to the requirements of this Code of Ethics.

Duties of Jensen’s Chief Compliance Officer

Jensen’s Chief Compliance Officer will:

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Deliver to all directors, officers or employees of Jensen a copy of the Code and require them to sign the certification on an initial and annual basis, as well as for any material amendments to the Code.

•	Distribute or make available forms for the various reports required by the Code and collect the reports required to be made under the Code by directors, officers or employees of Jensen.

•	Periodically educate directors, officers or employees of Jensen regarding the requirements of the Code.

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Maintain a list of those directors, officers or employees of Jensen deemed Access Persons together with any Directors of the Jensen Quality Growth Fund who are not deemed to be independent (e.g., Non-management Board Members) .

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Periodically perform testing designed to ascertain compliance with this Code. Additionally, the Chief Compliance Officer will periodically review Jensen directors’, officers’ or employees’ personal securities transactions and the Code of Ethics’ operations and controls to determine their adequacy and effectiveness.

•	Any reports of violations or suspected violations of the Code will be promptly investigated. A determination shall be made as to whether a violation has occurred.

•	The Chief Compliance Officer may delegate administrative responsibilities under this Code. The Chief Compliance Officer shall retain ultimate responsibility for the administration of the Code.

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The Chief Compliance Officer’s reports required under this Code may be reviewed by another member of the Compliance Department or the President. The Chief Compliance Officer may not review his own reports or pre-clear his own trades.

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The Chief Compliance Officer shall submit quarterly reports to the Board of Directors of Jensen and the Jensen Quality Growth Fund regarding compliance by directors, officers and employees of Jensen with the provisions of the Code.

•	The Chief Compliance Officer shall furnish the Board of Directors of the Jensen Quality Growth Fund a written report, no less frequently than annually, that:

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describes any issues arising under the Code since the last report to the directors, including, but not limited to, information about material violations of this Code and sanctions imposed in response to the material violations; and

o	certifies that Jensen has adopted procedures reasonably necessary to prevent its directors, officers and employees from violating the Code.

Reporting of Violations

This Code cannot be effective without the cooperation and diligence of all Jensen directors, officers and employees.  Directors, officers and employees should promptly contact the Compliance Department with any issues or questions about this Code.

Directors, officers and employees are expected to promptly inform the Chief Compliance Officer about observed illegal or unethical behavior or any other behavior or activity that may be in violation of this Code, including without limitation about transactions or relationships that reasonably could give rise to prohibited conflicts of interest, as soon as such behavior comes to their attention.  In addition, any director, officer or employee who becomes aware of a potential financial impropriety related to the Jensen Quality Growth Fund should report such information to the Chief Compliance Officer for the Jensen Quality Growth Fund. Additionally, a director, officer or employee can report these matters anonymously to the U.S. Bank Ethics and Compliance Hotline by calling 1-866-384-4274.  All directors, officers and employees are expected to fully cooperate in internal investigations of misconduct or violations of this Code and Jensen will, to the extent practicable and legally possible, use its best efforts to maintain the confidentiality of directors, officers and employees who report illegal or unethical behavior. Reporting of violations shall be subject to Jensen’s Whistleblower policies and procedures, a copy of which is available from the Chief Compliance Officer.

Sanctions

An individual’s conduct ultimately depends upon his or her sense of fiduciary obligation to Jensen and its Clients (including the shareholders of the Jensen Quality Growth Fund and the Jensen Quality Value Fund).  Nevertheless, this Code sets forth policies regarding conduct in those situations in which conflicts of interest are most likely to develop.  Because the standards in this Code do not take into account all possible conflicts of interest that may arise, careful adherence to both the specific requirements of the Code and its general philosophy and principles is essential.

In response to a violation of this Code, the Jensen Board of Directors and/or the Chief Compliance Officer may impose such sanctions as deemed appropriate under the circumstances.  Violators may be required to give up any profit or other benefit realized from any transaction in violation of this Code.  In addition, conduct inconsistent with this Code may result in censure, suspension or termination of employment.

Retention of Records

Jensen shall maintain the required records related to this Code of Ethics for a period of five years from the end of the fiscal year during which the last entry was made on such record.  These records shall include: (i) copies of all Codes that were in effect; (ii) each memorandum made by the Chief Compliance Officer hereunder and a record of any violation hereof and any action taken as a result of such violation; (iii)  a copy of each acknowledgement, certification and report made by a director, officer or employee hereunder; (iv) a list of all persons who are or were considered Access Persons under the Code; (v) a record of all persons who were responsible for reviewing reports hereunder from time to time; (vi) a record of any decision and the rationale supporting the decision to approve the purchase of securities by Access Persons; and (vii) a copy of each written annual report to Jensen's Board of Directors, if any.

III. Portion of Code Applicable to the Jensen Quality Growth Fund.

In addition to Section I above, the following is applicable to all directors, officers and employees of the Jensen Quality Growth Fund who are not also directors, officers or employees of Jensen Investment Management, Inc. and therefore are not subject to the portion of the Code of Ethics applicable to Jensen. This includes Independent Directors and Non-Management Board Members.

A. Personal Trading Rules and Reporting

1. Prohibited Activities, Prohibited Purchases and Sales, Pre-clearance Requirements

Pre-clearance Requirements - Unless otherwise exempted herein, all personal securities transactions in Securities on the Trading List must be pre-cleared by the Chief Compliance Officer for the Jensen Quality Growth Fund or his/her designee.

Blackout Period - Unless otherwise exempted herein, no Independent Director or Non-Management Board Member of the Jensen Quality Growth Fund shall knowingly purchase or sell, directly or indirectly, any Security on the Trading List  within 7 business days after the Security has been purchased or sold by the Jensen Quality Growth Fund. Additionally, an Independent Director or Non-Management Board Member of the Jensen Quality Growth Fund may not knowingly purchase or sell a Security on the Trading List if there is a pending trade order to purchase or sell the Security for the Jensen Quality Growth Fund. No Independent Director or Non-Management Board Member of the Jensen Quality Growth Fund shall knowingly (i) sell any Security held by the Jensen Quality Growth Fund for which the entire position is being considered for sale by the Jensen Quality Growth Fund within the next 7 days, or (ii) purchase any Security on the Trading List not currently held by the Jensen Quality Growth Fund that is being considered for purchase by the Jensen Quality Growth Fund within the next 7 days.

EXCEPTION – The Blackout Period is not applicable to any purchase or sale, or series of purchases or sales,  occurring within a 7 calendar day period, of Securities on the Trading List where (1) the aggregate amount of the trade(s) is less than $25,000 (excluding commissions);  AND (2) the Security is of a company with a market capitalization exceeding $5 billion.

Ban on Short-Term Trading for Profit.  No Independent Director or Non-management Board Member may profit from the purchase and sale, or sale and purchase, of the same (or equivalent) Security within 60 calendar days of any Security on the Trading List.  In addition, no Independent Director or Non-Management Board Member may profit from the purchase and sale of shares of the Jensen Quality Growth Fund within 90 calendar days.   The 90-day holding period does not apply to written systematic purchase or sale plans such as an Automatic Investment Program or a systematic withdrawal program or transactions in shares of the Jensen Quality Growth Fund resulting from purchases or sales resulting from the reallocation of participant account balances between the plan sponsor’s predetermined investment models in any Profit Sharing 401(k) Plan or in any other similar plan. However, any volitional purchase or sale of shares of the Jensen Quality Growth Fund in any Profit Sharing 401(k) Plan or in any other similar plan (i.e. through a voluntary contribution to such a plan or other voluntary order for the purchase or sale of shares) is subject to the short-term trading prohibition.  In addition, this prohibition does not apply to any sale of Securities made in order to fund a significant life event, such as purchasing a home or automobile or paying medical or education expenses. Any exceptions granted due to a significant life event must be preapproved by the Fund’s Chief Compliance Officer or his/her designee.

Ban on Short Sales.  No Independent Director or Non-Management Board Member may sell short any Security that is on the Trading List.

Purchases in shares of US Bancorp. Independent Directors of the Jensen Quality Growth Fund may not purchase shares of US Bancorp or its affiliates.

Insider Trading - Any Director of the Jensen Quality Growth Fund shall promptly report to the Chief Compliance Officer(s) any information that is or is believed to be material, non-public information with respect to Trading List companies.

Exempt Purchases and Sales.

With the exception of the prohibition on owning shares of US Bancorp or its affiliates, the prohibitions on purchases and sales set forth above shall not apply to:

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Purchases or sales effected in any account over which the individual has no direct or indirect influence or control (i.e. no discretion), including those instances where an Independent Director or Non-Management Board Member’s account is managed by Jensen Investment Management;

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Purchases or sales of securities that are direct obligations of the Government of the United States; U.S. Government agency securities; bankers’ acceptances; bank certificates of deposit; commercial paper; high-quality short-term debt instruments (including repurchase agreements); and shares of registered open-end investment companies  (with the exception of the Jensen Quality Growth Fund).

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Non-volitional purchases or sales such as Securities acquired as the result of a spin-off of an entity from a company owned in their account, the involuntary sale of Securities in their account due to a merger; automatic dividend reinvestments, class action settlements, etc.

•	Purchases made pursuant to an Automatic Investment Plan.

2. Reporting

An Independent Director of the Jensen Quality Growth Fund need not make:

•	An Initial Holdings Report or an Annual Holdings Report; or

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A Quarterly Transaction Report, unless the Independent Director knew or, in the ordinary course of fulfilling his or her official duties as a director, should have known that the transaction was in a Security that was on the Trading List.

•	If an Independent Director is required to make a quarterly transaction report, the report must be submitted within 30 days after the end of the calendar quarter and must contain:
o
The date of the transaction, the title, and as applicable, the exchange ticker symbol or CUSIP, the interest rate and maturity date (if applicable), the number of shares and the principal amount of each Security involved;

o	The nature of the transaction (i.e., purchase, sale, or any other type of acquisition or disposition (e.g. gifting));
o	The price of the Security at which the transaction was effected;
o	The name of the broker, dealer or bank with or through which the transaction was effected; and
o	The date that the report is submitted.

Alternatively, the Independent Director may submit a broker trade confirmation that contains the information set forth above.

Exceptions from Reporting Requirements

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An Independent Director need not make a Quarterly Transaction Report with respect to transactions effected for, and Securities held in, any account over which the Independent Director has no direct or indirect influence or control.

•	An Independent Director need not make a Quarterly Transaction Report with respect to transactions effected pursuant to an automatic dividend reinvestment plan or company sponsored stock purchase plan.
•	An Independent Director need not make a Quarterly Transaction Report with respect to transactions effected pursuant to an Automatic Investment Plan.

Non-Management Board Members must submit Quarterly Transaction Reports and Annual Holdings Reports as set forth above in the II. C. 2.

Annual Certification of Compliance with Code of Ethics. Every Independent Director and Non-Management Board member shall certify annually (on a date each year determined by the Jensen Quality Growth Fund’s Chief Compliance Officer) that:

•	they have read and understand this Code of Ethics and recognize that they are subject thereto;
•	they have complied with the requirements of this Code of Ethics; and
•	they have reported all personal Securities transactions required to be reported pursuant to the requirements of this Code of Ethics.

Duties of Chief Compliance Officer of the Jensen Quality Growth Fund

The Chief Compliance Officer for the Jensen Quality Growth Fund shall:

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Deliver to all directors, officers or employees of the Fund a copy of the Code and require them to sign the certification on an initial and annual basis, as well as for any material amendments to the Code.

•	Distribute or make available forms for the various reports required by the Code and collect the reports required to be made under the Code by directors, officers or employees of the Fund.

•	Periodically educate directors, officers or employees of the Fund regarding the requirements of the Code.

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Maintain a list of those directors, officers or employees of the Fund deemed Access Persons including  Independent Directors and any Directors of the Jensen Quality Growth Fund who are not deemed to be independent (e.g., Non-management Board Members). This duty may be delegated to Jensen’s Chief Compliance Officer.

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Periodically perform testing designed to ascertain compliance with this Code. Additionally, the Chief Compliance Officer of the Fund will periodically review the Fund directors’, officers’ or employees’ personal securities transactions, the Code of Ethics’ operations and controls to determine their adequacy and effectiveness.

•	Any reports of violations or suspected violations of the Code will be promptly investigated. A determination shall be made as to whether a violation has occurred.

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The Chief Compliance Officer of the Fund may delegate administrative responsibilities under this Code. The Chief Compliance Officer of the Fund shall retain ultimate responsibility for the administration of the Fund’s Code.

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The Fund Chief Compliance Officer’s reports required under this Code may be reviewed by another member of the Compliance Department or the President. The Fund Chief Compliance Officer may not review his own reports or pre-clear his own trades.

•	The Chief Compliance Officer of the Fund shall provide the Directors of the Jensen Quality Growth Fund with an updated Trading List at least quarterly.

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The Chief Compliance Officer of the Fund shall submit quarterly reports to the Fund’s Board of Directors regarding compliance by directors, officers and employees of the Fund with the provisions of the Code.

•	The Chief Compliance Officer of the Fund shall furnish for the Fund’s Board of Directors a written report, no less frequently than annually, that:

o
describes any issues arising under this Code since the last report to the Directors, including, but not limited to, information about material violations of the Code and sanctions imposed in response to the material violations; and

o	certifies that the Jensen Quality Growth Fund has adopted procedures reasonably necessary to prevent its directors, officers and employees from violating the Code.

Reporting of Violations

Directors of the Jensen Quality Growth Fund are expected to inform the Fund’s Chief Compliance Officer about observed illegal or unethical behavior or any other behavior or activity that may be in violation of this Code, including without limitation transactions or relationships that reasonably could give rise to prohibited conflicts of interest, as soon as such behavior comes to their attention.  All Directors are expected to fully cooperate in internal investigations of misconduct or violations of this Code.

Sanctions

An individual’s conduct ultimately depends upon his or her sense of fiduciary obligation to the shareholders of the Jensen Quality Growth Fund.  Nevertheless, this Code sets forth policies regarding conduct in those situations in which conflicts of interest are most likely to develop.  Because the standards in this Code do not take into account all possible conflicts of interest that may arise, careful adherence to both the specific requirements of the Code and its general philosophy and principles is essential.

In response to a violation of this Code, the Board of Directors for the Jensen Quality Growth Fund may impose such sanctions as deemed appropriate under the circumstances.  Violators may be required to give up any profit or other benefit realized from any transaction in violation of this Code.  In addition, conduct inconsistent with this Code may result in censure, suspension or a request to resign from the Fund’s Board of Directors.

Retention of Records

The Jensen Quality Growth Fund shall maintain the required records related to this Code of Ethics for a period of five years from the end of the fiscal year during which the last entry was made on such record.  These records shall include: (i) copies of all Codes that were in effect; (ii) each memorandum made by the Chief Compliance Officer hereunder and a record of any violation hereof and any action taken as a result of such violation; (iii)  a copy of each acknowledgement, certification and report made by a Jensen Quality Growth Fund Director; (v) a record of all persons who were responsible for reviewing reports hereunder from time to time (vi) a record of any decision and the rationale supporting the decision to approve the purchase of securities by Access Persons, and (vii) a copy of each written annual report to Jensen Quality Growth Fund Board of Directors.

Approval of Codes and Material Amendments Thereto by Jensen’s Board of Directors and the Board of Directors of the Jensen Quality Growth Fund

The Board of Directors of the Jensen Quality Growth Fund, including a majority of the Independent Directors, has approved this Code of Ethics of the Jensen Quality Growth Fund and Jensen Investment Management, Inc. Any material change to this Code must be approved by the Board of Directors of the Jensen Quality Growth Fund, including a majority of the Independent Directors  thereof, within six months of said amendment.  No amendment of this Code may be made unless and until approved by the Board, including a majority of the Independent Directors hereof.

In approving a Code of Ethics or a material amendment thereto, the Board of Directors shall have secured a certificate from the entity that adopted the Code that it has adopted procedures reasonably necessary to prevent its access persons from violating the Code in question.

The Board of Directors of Jensen Investment Management hereby approves this Code of Ethics.

APPENDIX A - BENEFICIAL OWNERSHIP

For purposes of the Code of Ethics and Statement of Policies, a beneficial owner of a security includes any person who, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has or shares a direct or indirect pecuniary interest in such security.

You have a pecuniary interest in a security if you have the opportunity, directly or indirectly, to profit or share in the profit derived from a transaction in such security. You are deemed to have a pecuniary interest in any securities held by members of your immediate family sharing your household.  "Immediate family" means your son or daughter (including any legally adopted child) or any descendants of either, your stepson or stepdaughter, your father or mother or any ancestor of either, your stepfather or stepmother, and your spouse or domestic partner. Also, you are deemed to have a pecuniary interest in securities held by a partnership of which you are a general partner, and beneficial ownership of the securities held by such partnership will be attributed to you in proportion to the greater of your capital account or interest in the partnership and any other interests in profits that arise from the purchase and sale of the partnership’s portfolio securities.

You are also deemed to have a pecuniary interest in the portfolio securities held by a corporation if you are a controlling shareholder of such corporation and have or share investment control over such portfolio securities.

Securities owned of record or held in your name are generally considered to be beneficially owned by you if you have a pecuniary interest in such securities.  Beneficial ownership may include securities held by others for your benefit regardless of record ownership (e.g., securities held for you or members of your immediate family by agents, custodians, brokers, trustees, executors or other administrators; securities owned by you but that have not been transferred into your name on the books of a company; and securities that you have pledged) if you have or share a pecuniary interest in such securities.

With respect to ownership of securities held in trust, beneficial ownership includes the ownership of securities as a trustee in instances either where you as trustee have, or where a member of your immediate family has, a pecuniary interest in the securities held by the trust (e.g., by virtue of being a beneficiary of the trust).

The final determination of beneficial ownership is a question to be determined in light of the facts of a particular case. Thus, while you may include security holdings of other members of your family, you may nonetheless disclaim beneficial ownership of such securities. Any uncertainty as to whether you are the beneficial owner of a security should be brought to the attention of the Chief Compliance Officer.